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                                                                    EXHIBIT 23.4
                       [Letterhead of Coopers & Lybrand]


April 25, 1997

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To:  Terra Nova (Bermuda) Holdings Ltd.

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report, dated February 26, 1997 included in the Form 10-K for the year ended December 31, 1996 of Terra Nova (Bermuda) Holdings Ltd., and all references to our Firm included in this registration statement.


/s/ Coopers & Lybrand
CHARTERED ACCOUNTANTS